Exhibit 99.1

Grocery Outlet Holding Corp. Announces First Quarter Fiscal 2022 Financial Results
Emeryville, CA – May 10, 2022 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") today announced financial results for the first quarter of fiscal 2022 ended April 2, 2022.
Highlights for First Quarter Fiscal 2022 as compared to the First Quarter Fiscal 2021:
•Net sales increased by 10.5% to $831.4 million.
•Comparable store sales increased by 5.2% and on a 3-year stacked basis increased 14.3%(1).
•The Company opened four new stores and closed one, ending the quarter with 418 stores in seven states.
•Net income decreased 38.7% to $11.6 million, or $0.12 per diluted share.
•Adjusted EBITDA(2) increased 0.8% to $49.3 million.
•Adjusted net income(2) decreased 7.0% to $21.5 million, or $0.22 per adjusted diluted share(2).
Eric Lindberg, CEO of Grocery Outlet, stated, "We are excited about our year-to-date performance, including better-than-expected top and bottom-line results in the first quarter. Traffic trends in the second quarter are strong as we believe consumers are increasingly looking to stretch their shopping dollar in light of inflation. As we look across our business, we are encouraged by the health of our supply pipeline as well as the excitement and dedication of our independent operators. In addition, we continue to make important investments in support of future growth which reinforces our confidence in delivering strong shareholder returns over the long term."

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(1) Comparable store sales on a 3-year stacked basis represents the sum of the increase or decrease in comparable store sales, as reported, in the first quarters of fiscal 2022, 2021 and 2020.
(2) Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures, which exclude the impact of certain special items. Please note that our non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the "Non-GAAP Financial Information" section of this release for additional information about these items.

Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $138.0 million at the end of the first quarter of fiscal 2022.
•Total debt was $452.0 million at the end of the first quarter of fiscal 2022, net of unamortized discounts and debt issuance costs.
•Net cash provided by operating activities during the first quarter of fiscal 2022 was $36.3 million.
•Capital expenditures for the first quarter of fiscal 2022, before the impact of tenant improvement allowances, were $34.8 million, and, net of tenant improvement allowances, were $27.2 million.
Outlook:
The Company is revising part of its outlook for fiscal 2022 as follows:

	Previous	Revised
New store openings, net	28	28
Net sales	$3.33 billion to $3.38 billion	$3.39 billion to $3.42 billion
Comparable store sales increase	4.0% to 5.0%	5.5% to 6.5%
Gross margin	~30.6%	~30.6%
Adjusted EBITDA(1)	$210 million to $217 million	$213 million to $220 million
Adjusted earnings per share — diluted(1)	$0.92 to $0.97	$0.94 to $0.99
Capital expenditures (net of tenant improvement allowances)	~$115 million	~$115 million
Debt Prepayment:
On April 29, 2022, we prepaid $75.0 million of principal on the senior term loan outstanding under our First Lien Credit Agreement.
Charles Bracher, CFO of Grocery Outlet, commented, "Our unique business model and compelling value proposition are increasingly relevant to customers in light of the current macroeconomic environment. Reflecting our strong first quarter results and continued momentum, we are raising our net sales and earnings guidance for fiscal 2022. And while we continue to prioritize investments in support of future growth, we recently utilized $75 million of excess cash to opportunistically reduce leverage given rising interest rates."

Conference Call Information:
A conference call to discuss the first quarter fiscal 2022 financial results is scheduled for today, May 10, 2022 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9208 approximately 10 minutes prior to the start of the call, using conference ID #13727894. A live audio webcast of the conference call will be available online at https://investors.groceryoutlet.com.
A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512-2921 and entering access code 13727894. The replay will be available for approximately two weeks after the call.
Non-GAAP Financial Information:
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share as supplemental measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. In addition, the Company uses adjusted EBITDA to supplement GAAP measures of performance to evaluate performance in connection with compensation decisions. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company's operating results. Management believes that excluding items from operating income, net income and net income per diluted share that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude, enhances the comparability of the Company's results and provides additional information for analyzing trends in the business.
Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization expenses ("EBITDA") and adjusted to exclude share-based compensation expense, non-cash rent, asset impairment and gain or loss on disposition, provision for accounts receivable reserves and certain other expenses that may not be indicative of, or are unrelated to, the Company's core operating results, and that may vary in frequency or magnitude. Adjusted net income represents net income adjusted for the previously mentioned adjusted EBITDA adjustments, further adjusted for costs related to amortization of purchase accounting assets and deferred financing costs, tax adjustment to normalize the effective tax rate, and tax effect of total adjustments. Basic adjusted earnings per share is calculated using adjusted net income, as defined above, and basic weighted average shares outstanding. Diluted adjusted earnings per share is calculated using adjusted net income, as defined above, and diluted weighted average shares outstanding.
EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share are non-GAAP measures and may not be comparable to similar measures reported by other companies. EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company addresses the limitations of the non-GAAP measures through the use of various GAAP measures. In the future the Company will incur expenses or charges such as those added back to calculate adjusted EBITDA or adjusted net income. The presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share should not be construed as an inference that future results will be unaffected by the adjustments used to derive these non-GAAP measures.
The Company has not reconciled the non-GAAP adjusted EBITDA and adjusted diluted earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to taxes and non-recurring items, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in release other than statements of historical fact, including statements regarding prospects of the industry and the Company's outlook, prospects, plans, share repurchases, business, results of operations, financial position, future financial performance and business strategy may constitute forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "outlook," "plan," "project," "seek," "will," and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including the following: failure of suppliers to consistently supply the Company with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; inflation and other changes affecting the market prices of the products the Company sells; failure to open, relocate or remodel stores on schedule and on budget; risks associated with newly opened stores; costs and successful implementation of marketing, advertising and promotions; failure to maintain the Company's reputation and the value of its brand, including protecting intellectual property; any significant disruption to the Company's distribution network, the operations of its distributions centers and timely receipt of inventory; inability to maintain sufficient levels of cash flow from operations; risks associated with leasing substantial amounts of space; failure to participate effectively in the growing online retail marketplace; natural or man-made disasters, unusual weather conditions (which may become more frequent due to climate change), power outages, pandemic outbreaks, terrorist acts, global political events or other serious catastrophic events and the concentration of the Company's business operations; unexpected costs and negative effects if the Company incurs losses not covered by insurance; inability to attract, train and retain highly qualified employees; risks associated with economic conditions; competition in the retail food industry; movement of consumer trends toward private labels and away from name-brand products; the outbreak of COVID-19 and its variants; failure to maintain the security of information relating to personal information or payment card data of customers, employees and suppliers; material disruption to information technology systems; risks associated with products the Company and its independent operators ("IOs") sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; failure of the IOs to successfully manage their business; failure of the IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of the IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against the IOs; legal challenges to the IO/independent contractor business model; failure to maintain positive relationships with the IOs; risks associated with actions the IOs could take that could harm the Company's business; the Company's substantial indebtedness could affect its ability to operate its business, react to changes in the economy or industry or pay debts and meet obligations; restrictive covenants in the Company's debt agreements may restrict its ability to pursue its business strategies, and failure to comply with any of these restrictions could result in acceleration of the Company's debt; risks associated with tax matters; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; and the other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.
Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks or assess the impact of all factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 420 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada and New Jersey.
INVESTOR RELATIONS CONTACTS:
Arvind Bhatia, CFA
(510) 704-2816
abhatia@cfgo.com

Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com
MEDIA CONTACT:
Layla Kasha
(510) 379-2176
lkasha@cfgo.com

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	April 2, 2022	April 3, 2021
Net sales	$831,427	$752,466
Cost of sales	580,538	520,539
Gross profit	250,889	231,927
Operating expenses:
Selling, general and administrative	207,433	188,598
Depreciation and amortization	18,233	15,543
Share-based compensation	5,795	3,939
Total operating expenses	231,461	208,080
Income from operations	19,428	23,847
Other expenses:
Interest expense, net	3,682	3,906
Total other expenses	3,682	3,906
Income before income taxes	15,746	19,941
Income tax expense	4,172	1,049
Net income and comprehensive income	$11,574	$18,892
Basic earnings per share	$0.12	$0.20
Diluted earnings per share	$0.12	$0.19
Weighted average shares outstanding:
Basic	96,148	95,195
Diluted	99,434	99,570

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 2, 2022	January 1, 2022
Assets
Current assets:
Cash and cash equivalents	$137,996	$140,085
Independent operator receivables and current portion of independent operator notes, net of allowance	8,349	7,219
Other accounts receivable, net of allowance	3,233	3,159
Merchandise inventories	297,394	275,502
Prepaid expenses and other current assets	14,160	16,780
Total current assets	461,132	442,745
Independent operator notes, net of allowance	21,566	21,516
Property and equipment, net	510,123	499,387
Operating lease right-of-use assets	905,027	898,152
Intangible assets, net	53,472	51,921
Goodwill	747,943	747,943
Other assets	7,783	8,144
Total assets	$2,707,046	$2,669,808
Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$133,203	$122,110
Accrued and other current liabilities	41,973	49,025
Accrued compensation	10,299	8,450
Current lease liabilities	49,317	51,136
Income and other taxes payable	7,450	7,185
Total current liabilities	242,242	237,906
Long-term debt, net	452,026	451,468
Deferred income tax liabilities, net	13,472	9,416
Long-term lease liabilities	975,236	961,746
Total liabilities	1,682,976	1,660,536
Stockholders' equity:
Common stock	96	96
Series A preferred stock	—	—
Additional paid-in capital	814,925	811,701
Retained earnings	209,049	197,475
Total stockholders' equity	1,024,070	1,009,272
Total liabilities and stockholders' equity	$2,707,046	$2,669,808

GROCERY OUTLET HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	13 Weeks Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net income	$11,574	$18,892
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	17,120	14,221
Amortization of intangible and other assets	1,870	1,923
Amortization of debt issuance costs and discounts	628	628
Share-based compensation	5,795	3,939
Provision for accounts receivable	1,233	955
Deferred income taxes	4,056	1,029
Other	362	477
Changes in operating assets and liabilities:
Independent operator and other accounts receivable	(1,752)	2,482
Merchandise inventories	(21,892)	1,887
Prepaid expenses and other current assets	2,620	2,562
Income and other taxes payable	265	(1,194)
Trade accounts payable, accrued compensation and other liabilities	9,340	(16,458)
Changes in operating lease assets and liabilities, net	5,110	(4,930)
Net cash provided by operating activities	36,329	26,413
Cash flows from investing activities:
Advances to independent operators	(2,402)	(2,659)
Repayments of advances from independent operators	1,667	1,188
Purchases of property and equipment	(32,109)	(36,570)
Proceeds from sales of assets	29	17
Investments in intangible assets and licenses	(2,707)	(1,140)
Net cash used in investing activities	(35,522)	(39,164)
Cash flows from financing activities:
Proceeds from exercise of stock options	887	2,953
Principal payments on finance leases	(325)	(231)
Repurchase of common stock	(3,451)	—
Dividends paid	(7)	(5)
Net cash provided by (used in) financing activities	(2,896)	2,717
Net decrease in cash and cash equivalents	(2,089)	(10,034)
Cash and cash equivalents at beginning of period	140,085	105,326
Cash and cash equivalents at end of period	$137,996	$95,292

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	13 Weeks Ended
	April 2, 2022	April 3, 2021
Net income	$11,574	$18,892
Interest expense, net	3,682	3,906
Income tax expense	4,172	1,049
Depreciation and amortization expenses (1)	18,990	16,144
EBITDA	38,418	39,991
Share-based compensation expenses (2)	5,795	3,939
Non-cash rent (3)	1,936	2,908
Asset impairment and gain or loss on disposition (4)	363	452
Provision for accounts receivable reserves (5)	1,233	955
Other (6)	1,505	592
Adjusted EBITDA	$49,250	$48,837

GROCERY OUTLET HOLDING CORP.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)

	13 Weeks Ended
	April 2, 2022	April 3, 2021
Net income	$11,574	$18,892
Share-based compensation expenses (2)	5,795	3,939
Non-cash rent (3)	1,936	2,908
Asset impairment and gain or loss on disposition (4)	363	452
Provision for accounts receivable reserves (5)	1,233	955
Other (6)	1,505	592
Amortization of purchase accounting assets and deferred financing costs (7)	3,112	2,943
Tax adjustment to normalize effective tax rate (8)	(176)	(4,256)
Tax effect of total adjustments (9)	(3,835)	(3,301)
Adjusted net income	$21,507	$23,124

GAAP earnings per share
Basic	$0.12	$0.20
Diluted	$0.12	$0.19
Adjusted earnings per share
Basic	$0.22	$0.24
Diluted	$0.22	$0.23
Weighted average shares outstanding
Basic	96,148	95,195
Diluted	99,434	99,570

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(1)Includes depreciation related to our distribution centers, which is included within the cost of sales line item in our condensed consolidated statements of operations and comprehensive income.
(2)Includes non-cash share-based compensation expense and cash dividends paid on vested share-based awards as a result of dividends declared in connection with recapitalizations that occurred in fiscal 2018 and 2016.
(3)Consists of the non-cash portion of rent expense, which represents the difference between our straight-line rent expense recognized under GAAP and cash rent payments. The adjustment can vary depending on the average age of our lease portfolio.
(4)Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new IOs.
(5)Represents non-cash changes in reserves related to our IO notes and accounts receivable.
(6)Represents other non-recurring, non-cash or non-operational items, such as store closing costs, costs related to employer payroll taxes associated with equity awards, technology upgrade implementation costs, legal settlements and other legal expenses, certain personnel-related costs, and miscellaneous costs.
(7)Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to our acquisition in 2014 by an investment fund affiliated with Hellman & Friedman LLC, which included trademarks, customer lists, and below-market leases.
(8)Represents adjustments to normalize the effective tax rate for the impact of unusual or infrequent tax items that we do not consider in our evaluation of ongoing performance, including excess tax benefits related to stock option exercises and vesting of restricted stock units that are recorded in earnings as discrete items in the reporting period in which they occur.
(9)Represents the tax effect of the total adjustments. We calculate the tax effect of the total adjustments on a discrete basis excluding any non-recurring and unusual tax items.